UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __________)

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ALABAMA POWER COMPANY
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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ALABAMA POWER COMPANY
Birmingham, Alabama

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 24, 2020

The following Notice of Change of Location relates to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Alabama Power Company (the “Company”) dated March 19, 2020, furnished to shareholders of the Company in connection with the Company’s Annual Meeting of Shareholders to be held on April 24, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to shareholders on or about April 10, 2020.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 24, 2020

Due to the ongoing public health impact of the novel coronavirus (COVID-19) pandemic and to support the health and well-being of our shareholders and employees, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders of Alabama Power Company has been changed and will be conducted solely by means of remote communication.
The meeting will be held at 8:00 a.m., Central Time, on April 24, 2020. As described in the proxy materials for the 2020 Annual Meeting previously distributed, holders of the Company's common stock, preferred stock, and Class A preferred stock of record as of the close of business on March 9, 2020 are entitled to participate in and vote at the meeting.
To participate in the 2020 Annual Meeting, visit www.virtualshareholdermeeting.com/ALPQ2020 and enter the control number found on your proxy card, voting instruction form or notice you previously received. A list of the shareholders entitled to notice of the 2020 Annual Meeting will be available on the meeting website. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares prior to the 2020 Annual Meeting at www.proxyvote.com.
You may vote during the 2020 Annual Meeting by following the instructions available on the meeting website during the meeting. If you have already voted, no additional action is required.
BY ORDER OF THE BOARD OF DIRECTORS

Ceila H. Shorts
Corporate Secretary

Birmingham, Alabama
April 10, 2020